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Exhibit 23.6

[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, we hereby consent to the incorporation by reference of our report letter dated February 3, 2004 (the "Reserve Letter"), addressed to Westport Resources Corporation, in this Amendment No. 1 to the Registration Statement on Form S-4 of Kerr-McGee Corporation (the "Amended Registration Statement"), to all references to our firm and the Reserve Letter included in or made a part of the Amended Registration Statement and to the reference to our firm as experts in the Amended Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
	By:	/s/ C.H. (Scott) Rees, III C.H. (Scott) Rees, III President and Chief Operating Officer
Dallas, Texas May 18, 2004

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  Exhibit 23.6